ASSIGNMENT AND ASSUMPTION OF CONTRACT



     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT, dated as of the 14th day of March 2003, between Smith Barney Global Capital Management Inc., a Delaware corporation (Assignor) and Citigroup Asset Management Limited, a private Limited Company incorporated in England and Wales (Assignee).

     WHEREAS Assignor is party to a sub-investment advisory agreement, dated March 21, 1994, by and among Smith Barney Income Funds on behalf of Smith Barney Diversified Strategic Income Fund, Smith Barney Fund Management LLC and the Assignor (the Agreement) and wishes to assign such Agreement to the Assignee.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

     1.     Assignment.  Assignor  does  hereby  assign   to
Assignee all rights, interests and benefits of the Assignor under the Agreement.

     2. Assumption. Assignee hereby accepts the foregoing assignment of each such Agreement and assumes and undertakes to discharge, perform and be liable for such obligations of Assignor under the Agreement for the period beginning on the date hereof.

     3. Consents. If the parties the Agreement execute the acknowledgment on the signature page hereto, such acknowledgment shall release Assignor from any and all obligations under the Agreement for the period beginning on the date hereof.

     4.    Miscellaneous. This Assignment and Assumption may
be executed in separate counterparts, each of which shall be
deemed   an  original  and  all  of  which  taken   together
constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption as of the date first written above.


CITIGROUP  ASSET                               SMITH  BARNEY
GLOBAL
MANAGEMENT LIMITED                      CAPITAL MANAGEMENT,
                                        INC.


By:                 ___                 By:
Name:                                        Name:
Title:                                       Title:




Acknowledged and Agreed
as of the date hereof:

SMITH BARNEY INCOME FUNDS, on behalf of
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND



By:
Name:
Title:



SMITH BARNEY FUND MANAGEMENT LLC



By:
Name:
Title: